                                  EXHIBIT 99.1


FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                      FOR MEDIA:
Gerald R. Johnson, Jr.   Charles Christmas           Linda Margolin
Chairman & CEO           Chief Financial Officer     Margolin & Associates, Inc.
616-406-3700             616-406-3750                216-765-0953
gjohnson@mercbank.com    cchristmas@mercbank.com     lmm@margolinIR.com


 MERCANTILE BANK CORPORATION REPORTS FIRST QUARTER EPS OF $0.40, UP 37.9 PERCENT

WYOMING, Mich., April 9 -- Mercantile Bank Corporation (Nasdaq: MBWM), a rapidly growing community banking organization, reported first quarter 2003 net income of $2.2 million, an increase of 39.2 percent over the $1.6 million reported in the prior year first quarter. Diluted per share earnings were $0.40, up 37.9 percent from the $0.29 reported in the prior period.

Mercantile also reported improved overall profitability. For the first quarter of 2003, the Company achieved a return on average assets and return on average common equity of 0.97 percent and 11.23 percent, respectively, compared to 0.90 percent and 8.99 percent, respectively, for the first quarter of 2002.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "We take great pride in our company's financial results amidst a very difficult economic and global environment. We attribute our continued success to our talented and entrepreneurial employees. Their enthusiastic dedication to building Mercantile into Grand Rapids' most customer-responsive community bank has enabled us to maintain strong earnings and balance sheet growth, along with excellent asset quality.

"Along with our strong financial performance, Mercantile's shareholder value is further enhanced by the cash dividend we implemented for the first time earlier this year, as well as our recent five percent stock dividend."

Total revenue, comprised of net interest income and non-interest income, was $7.8 million for the first quarter of 2003, an increase of 38.7 percent over the $5.6 million reported in the first quarter of 2002. Net interest income increased 35.0 percent to $6.8 million, reflecting the combined impact of a 29.0 percent increase in average earning assets and a 14 basis point increase in the net interest margin, to 3.17 percent. Mr. Johnson noted, "Our net interest income was predominantly driven by new business relationships which generated strong loan and deposit growth. In addition, effective asset/liability management allowed us to mitigate the negative impact of a declining rate environment on net interest income."

First quarter 2003 non-interest income rose 71.7 percent above the prior year period. Excluding one-time securities gains of $0.15 million recorded in the 2002 first quarter, non-interest income rose 132.6 percent, benefiting from growth in loan and deposit relationships, mortgage loan refinancings, bank-owned life insurance, internet banking, and credit and debit card usage.

Non-interest expense increased 40.6 percent, reflecting overall growth in the company. The 48.8 percent increase in salaries relates to increased staffing levels, merit salary increases, and an expanded bonus program. Mr. Johnson commented, "Expense levels were also affected by the recent opening of our fourth banking location during the fourth quarter of 2002. In combination with the upcoming opening of our fifth location this spring and anticipated additional staff hirings throughout the year, we may see some continued pressure on expenses. Given our demonstrated expertise at controlling costs, however, we view this pressure as a temporary phenomenon; Mercantile has a proven expertise in growing its revenues faster than its expenses. Mercantile's efficiency ratio was 51.8 percent in the first quarter of 2003 compared to 51.1 percent in the first quarter of 2002.

Mr. Johnson commented, "We are especially gratified with our success at maintaining excellent asset quality. Our knowledgeable lenders, highly diversified business loan mix, and strong internal loan review process have enabled us to build a quality loan portfolio that minimizes credit quality costs and further enhances our growing profitability." Past due and non-accrual loans declined for the second quarter in a row and now stand at 0.07 percent of loans. Mr. Johnson added, "We continue to maintain a prudent posture toward future uncertainties; at quarter-end, our loan and lease loss reserve was 1.40 percent of loans and leases." The ratio of annualized net charge-offs to average loans was 0.06 percent for the first quarter of 2003, down from 0.15 percent for the fourth quarter of 2002 and up slightly from 0.02 percent for the first quarter of 2002.

Total assets were $967.8 million at March 31, 2003, an increase of $239.7 million, or 32.9 percent, from the prior quarter-end. Loans were up $191.2 million, or 30.8 percent. Local deposits, including repurchase agreements, grew by $95.7 million, or 44.6 percent, led by a 73.1 percent growth in non-interest bearing demand deposits.

Shareholders' equity ended the quarter at $81.5 million, a twelve-month increase of $8.8 million, or 12.0 percent. Mercantile remains a "well-capitalized" institution; total risk-based capital at March 31, 2003 was 11.79 percent. Mercantile initiated a cash dividend of $0.08 per share in the first quarter of this year, in addition to the five percent stock dividend that was also paid. At quarter-end, Mercantile had 5,418,259 shares of common stock outstanding. Mr. Johnson concluded, "Mercantile continues its superb performance through a variety of economic and interest-rate cycles. This reflects favorably on our market, our people and our strategy."

About the Company

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank, through its main office and three full-service branches, provides a wide variety of commercial banking services primarily to businesses, individuals and governmental units. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
First Quarter 2003 Results


                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                           MARCH 31,              DECEMBER 31,            MARCH 31,
                                                                             2003                    2002                   2002
                                                                             ----                    ----                   ----
                                                                          (Unaudited)             (Audited)             (Unaudited)

ASSETS
   Cash and due from banks                                              $  28,091,000          $  23,404,000          $  15,305,000
   Short term investments                                                     203,000                213,000                183,000
   Federal funds sold                                                               0              4,500,000              1,500,000
                                                                          -----------            -----------            -----------
      Total cash and cash equivalents                                      28,294,000             28,117,000             16,988,000

   Securities available for sale                                           61,465,000             59,614,000             48,067,000
   Securities held to maturity                                             39,168,000             36,493,000             28,049,000
   Federal Home Loan Bank stock                                               786,000                786,000                785,000

   Loans                                                                  812,487,000            771,554,000            621,301,000
   Allowance for loan and lease losses                                    (11,406,000)           (10,890,000)            (8,925,000)
                                                                          -----------            -----------            -----------
      Total loans, net                                                    801,081,000            760,664,000            612,376,000

   Premises and equipment, net                                             12,459,000             12,174,000              9,967,000
   Accrued interest receivable                                              3,860,000              3,336,000              3,171,000
   Bank owned life insurance policies                                      15,384,000             14,876,000              4,036,000
   Other assets                                                             5,290,000              5,795,000              4,617,000
                                                                          -----------            -----------            -----------

      Total assets                                                      $ 967,787,000          $ 921,855,000          $ 728,056,000
                                                                          ===========            ===========            ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                                               $  68,858,000          $  62,405,000          $  39,771,000
      Interest-bearing                                                    732,239,000            691,708,000            556,205,000
                                                                          -----------            -----------            -----------
         Total deposits                                                   801,097,000            754,113,000            595,976,000

   Securities sold under agreements to repurchase                          45,238,000             50,335,000             37,273,000
   Federal funds purchased                                                  2,000,000                      0                      0
   Federal Home Loan Bank advances                                         15,000,000             15,000,000                      0
   Other borrowed money                                                       839,000                576,000                406,000
   Accrued expenses and other liabilities                                   6,083,000              5,997,000              5,630,000
   Trust preferred securities                                              16,000,000             16,000,000             16,000,000
                                                                          -----------            -----------            -----------
         Total liabilities                                                886,257,000            842,021,000            655,285,000

STOCKHOLDERS' EQUITY
   Common stock                                                            75,560,000             75,530,000             69,397,000
   Retained earnings                                                        5,050,000              3,250,000              3,253,000
   Accumulated other comprehensive income                                     920,000              1,054,000                121,000
                                                                          -----------            -----------            -----------
      Total shareholders' equity                                           81,530,000             79,834,000             72,771,000

      Total liabilities and shareholders' equity                        $ 967,787,000          $ 921,855,000          $ 728,056,000
                                                                          ===========            ===========            ===========

Mercantile Bank Corporation
First Quarter 2003 Results


                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                                                    THREE MONTHS ENDED           THREE MONTHS ENDED
                                                                      March 31, 2003               March 31, 2002
                                                                      --------------               --------------
                                                                       (Unaudited)                  (Unaudited)
INTEREST INCOME
   Loans, including fees                                               $11,443,000                 $ 9,907,000
   Investment securities                                                 1,216,000                   1,097,000
   Federal funds sold                                                       16,000                      35,000
   Short term investments                                                        0                       1,000
                                                                         ---------                   ---------
      Total interest income                                             12,675,000                  11,040,000

INTEREST EXPENSE
   Deposits                                                              5,236,000                   5,409,000
   Short term borrowings                                                   171,000                     201,000
   Federal Home Loan Bank advances                                          74,000                           0
   Long term borrowings                                                    400,000                     396,000
                                                                         ---------                   ---------
      Total interest expense                                             5,881,000                   6,006,000
                                                                         ---------                   ---------

      Net interest income                                                6,794,000                   5,034,000

   Provision for loan and lease losses                                     625,000                     460,000
                                                                         ---------                   ---------

      Net interest income after provision
          for loan and lease losses                                      6,169,000                   4,574,000

NON INTEREST INCOME
   Service charges on accounts                                             269,000                     194,000
   Net gain on sales of securities                                               0                     149,000
   Other income                                                            708,000                     226,000
                                                                         ---------                   ---------
      Total non interest income                                            977,000                     569,000

NON INTEREST EXPENSE
   Salaries and benefits                                                 2,497,000                   1,678,000
   Occupancy                                                               334,000                     265,000
   Furniture and equipment                                                 221,000                     173,000
   Other expense                                                           977,000                     749,000
                                                                         ---------                   ---------
      Total non interest expense                                         4,029,000                   2,865,000
                                                                         ---------                   ---------

      Income before federal income tax                                   3,117,000                   2,278,000

   Federal income tax expense                                              884,000                     674,000
                                                                         ---------                   ---------

      Net income                                                       $ 2,233,000                 $ 1,604,000
                                                                         =========                   =========


   Basic earnings per share                                            $      0.41                 $      0.30

   Diluted earnings per share                                          $      0.40                 $      0.29

   Average shares outstanding *                                          5,412,521                   5,405,534

   Average diluted shares outstanding *                                  5,535,167                   5,495,835



* - Adjusted for 5% stock dividend paid on February 3, 2003

Mercantile Bank Corporation
First Quarter 2003 Results


                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)



                                                                                    QUARTERLY
                                                    --------------------------------------------------------------------------------
                                                     1ST QTR          4TH QTR         3RD QTR          2ND QTR         1ST QTR
(dollars in thousands except per share data)           2003             2002            2002            2002             2002
                                                     ---------       ---------       ---------       ---------        ---------
EARNINGS
   Net interest income                              $    6,794           6,603           6,282           5,735           5,034
   Provision for loan loss                          $      625             980             880             682             460
   NonInterest income                               $      977           1,004             919             561             569
   NonInterest expense                              $    4,029           3,464           3,271           3,181           2,865
   Net income                                       $    2,233           2,281           2,156           1,716           1,604
   Basic earnings per share                         $     0.41            0.42            0.40            0.32            0.30
   Diluted earnings per share                       $     0.40            0.41            0.39            0.31            0.29
   Average shares outstanding *                      5,412,521       5,405,759       5,405,759       5,405,759       5,405,534
   Average diluted shares outstanding *              5,535,167       5,507,165       5,500,028       5,510,003       5,495,835

PERFORMANCE RATIOS
   Return on average assets                               0.97%           1.02%           1.04%           0.90%           0.90%
   Return on average common equity                       11.23%          11.52%          11.20%           9.32%           8.99%
   Net interest margin (fully tax-equivalent)             3.17%           3.21%           3.27%           3.22%           3.03%
   Efficiency ratio                                      51.85%          45.54%          45.42%          50.52%          51.13%
   Full-time equivalent employees                          128             117             113             106             101

CAPITAL
   Average equity to average assets                       8.59%           8.89%           9.30%           9.70%          10.05%
   Tier 1 leverage capital ratio                         10.30%          10.72%          11.26%          11.87%          12.31%
   Tier 1 risk-based capital ratio                       10.55%          10.85%          11.24%          11.91%          12.56%
   Total risk-based capital ratio                        11.79%          12.10%          12.48%          13.16%          13.81%
   Book value per share                             $    15.05           14.77           14.35           13.88           13.46

ASSET QUALITY
   Gross loan charge-offs                           $      132             287             250              76              93
   Net loan charge-offs                             $      109             283             249              45              29
   Net loan charge-offs to average loans                  0.06%           0.15%           0.14%           0.03%           0.02%
   Allowance for loan losses                        $   11,406          10,890          10,193           9,562           8,925
   Allowance for loan losses to total loans               1.40%           1.41%           1.42%           1.43%           1.44%
   Past due and nonaccrual loans                    $      533             796             994             451             646
   Past due and nonaccrual loans to total loans           0.07%           0.10%           0.14%           0.07%           0.10%
   Other real estate and repossessed assets         $      134             100               0               0               0

END OF PERIOD BALANCES
   Loans                                            $  812,487         771,554         717,199         667,862         621,301
   Total earning assets (before allowance)          $  914,109         873,160         816,451         751,599         699,885
   Total assets                                     $  967,787         921,856         870,382         781,977         728,056
   Deposits                                         $  801,097         754,113         722,150         644,648         595,976
   Shareholder's equity                             $   81,530          79,835          77,580          75,024          72,771

AVERAGE BALANCES
   Loans                                            $  786,406         736,029         688,550         646,844         606,065
   Total earning assets (before allowance)          $  892,660         836,809         782,435         732,080         692,221
   Total assets                                     $  938,043         883,860         821,149         761,409         720,166
   Deposits                                         $  774,836         725,145         676,661         624,003         589,714
   Shareholder's equity                             $   80,606          78,590          76,350          73,826          72,375




* - Adjusted for 5% stock dividend paid on February 3, 2003